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                                                                     EXHIBIT 5.1

                               November   , 1998

                                                                     72730-00014

Pacific Gateway Properties, Inc.
930 Montgomery Street
San Francisco, CA 94104

       Re:    PACIFIC GATEWAY PROPERTIES, INC. REGISTRATION STATEMENT ON FORM
              S-4 (FILE NO. 333-      )

Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-4,
File No. 333-      (the "Registration Statement"), of Pacific Gateway
Properties, Inc., a Maryland corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the reincorporation of the Company from New York to Maryland (the "Reincorporation")
and the related issuance of up to       shares (the "Shares") of the Common
Stock, par value $1.00 per share, of the Company.

    We have examined the procedures heretofore taken, and are familiar with procedures proposed to be take by the Company in connection with the Reincorporation. We have examined the original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below, including the Agreement
and Plan of Merger, dated as of          , 1998, between Pacific Gateway
Properties, Inc., a New York corporation, and the Company (the "Plan"). In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

    Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, and subject to the receipt from the Commission of an order declaring the Registration Statement effective under the Securities Act and compliance with applicable state securities laws, we are of the opinion that the Shares, when issued in conformity with the terms of the Plan as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

    We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Maryland. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

    We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                          Very truly yours,

                                          GIBSON, DUNN & CRUTCHER LLP

LC/